                                                                    EXHIBIT 21.1


                  SUBSIDIARIES                STATE OF ORGANIZATION PERCENTAGE OWNED
                  ------------                --------------------- ----------------
     LEARDATA Info-Services, Inc.                     Texas               100%
     Professional Software Consultants, Inc.         Arizona              100%